Registration No. 33-
- ------------------------------------------------------------------
     As filed with the Securities and Exchange Commission
                       on March 28, 1994
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                           FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
              ESTERLINE TECHNOLOGIES CORPORATION
              ----------------------------------
      (Exact name of issuer as specified in its charter)


            Delaware                                13-2595091
           ---------                                ----------
  (State or other Jurisdiction                   (I.R.S. Employer
of incorporation or organization)              Identification No.)


      10800 N.E. 8th Street, Bellevue, Washington  98004
      --------------------------------------------------
           (Address of Principal Executive Offices)
        ESTERLINE TECHNOLOGIES CORPORATION AMENDED AND
                RESTATED 1987 STOCK OPTION PLAN
                -------------------------------
                   (Full title of the Plan)
       ROBERT W. STEVENSON, Executive Vice President and
                    Chief Financial Officer
              Esterline Technologies Corporation
      10800 N.E. 8th Street, Bellevue, Washington  98004
                         (206)453-9400
  (Name, address and telephone number, of agent for service)
- --------------------------------------------------------------
                CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------

- --------------------------------------------------------------------------------------
Title of          Amount        Proposed Maximum  Proposed Maximum    Amount of
Securities to      to be         Offering Price      Aggregate      Registration
be Registered   Registered         Per Share       Offering Price       Fee
- --------------------------------------------------------------------------------------
Common Stock,
$.20 par value,
subject to
outstanding
options         289,875 shares  $7.375-$11.25(1)  $2,607,688(1)     $899.20

Common Stock,
$.20 par value,
not subject to
outstanding
options         10,125 shares   $8.563(2)         $86,700(2)        $29.90

- --------------------------------------------------------------------------------
(1) Based upon the exercise prices of options granted as of the date of filing of the registration statement.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee is based upon a share price of $8.563 which was the average of high and low prices of Esterline
     Technologies Corporation common stock on March 24, 1994, as reported by the New York Stock Exchange, Inc.

                      Page 1 of 18 pages
              Exhibit Index appears at page II-5

                           PART II.

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Portions of earlier registration statements, Registration
Nos. 33-22322 and 33-37134, are incorporated herein by reference, as set forth below.

Item 3.   Incorporation of Documents by Reference.
- -------

     The following documents filed by the Company with the Commission are hereby incorporated by reference herein:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1993, filed pursuant to Section
13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above.

     (c) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A.

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
- -------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
- -------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
- -------

     This information is incorporated herein by reference to the section entitled "Indemnification" in the Prospectus filed as part of Registration No. 33-22322 and to Item 19 of Part II of Registration No. 33-22322.

Item 8.   Exhibits.
- -------


Exhibit Number        Exhibit
- --------------        -------


     5                Opinion of Bogle & Gates

    10                Amended and Restated 1987 Stock Option
                      Plan

    23.1              Consent of Deloitte & Touche

    23.2              Consent of Bogle & Gates (See Exhibit 5)

    24                Power of Attorney (See page II-3)


Item 9.   Undertakings.
- -------

     Undertakings (a) and (b) set forth in Item 21 of Part II of Registration No. 33-22322 are incorporated herein by reference.

     Undertaking (h) set forth in Item 21 of Part II of
Registration No. 33-37134 is incorporated herein by reference.

                      SIGNATURE OF ISSUER

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue and State of Washington, on this 28th day of March, 1994.

                         ESTERLINE TECHNOLOGIES CORPORATION

                         By   /s/ Wendell P. Hurlbut
                              --------------------------------
                              Wendell P. Hurlbut, Director,
                              Chairman of the Board, President
                              and Chief Executive Officer

             SIGNATURES OF OFFICERS AND DIRECTORS
                     AND POWER OF ATTORNEY

     Know all persons by these presents, that each person whose signature appears below hereby constitutes and appoints Wendell P. Hurlbut and Robert W. Stevenson, or either of them, his or her true and lawful attorneys-in-fact and agents. Each is so appointed with full power of substitution and resubstitution, for the signator and in the signator's name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The signator further grants unto each of said attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any one or more of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Wendell P. Hurlbut             Date:  March 28, 1994
- ------------------------------     ---------------------------
Wendell P. Hurlbut, Director,
Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert W. Stevenson            Date:  March 28, 1994
- ------------------------------     ---------------------------
Robert W. Stevenson, Executive
Vice President and Chief
Financial Officer, Secretary
and Treasurer (Principal
Financial and Accounting
Officer)

/s/ Gilbert W. Anderson            Date:  March 28, 1994
- ------------------------------     ---------------------------
Gilbert W. Anderson, Director

/s/ John F. Clearman               Date:  March 28, 1994
- ------------------------------     ---------------------------
John F. Clearman, Director

/s/ Edwin I. Colodny               Date:  March 28, 1994
- ------------------------------     ---------------------------
Edwin I. Colodny, Director

/s/ Edward H. Cooley               Date:  March 28, 1994
- ------------------------------     ---------------------------
Edward H. Cooley, Director

/s/ E. John Finn                   Date:  March 28, 1994
- ------------------------------     ---------------------------
E. John Finn, Director

/s/ Robert F. Goldhammer           Date:  March 28, 1994
- ------------------------------     ---------------------------
Robert F. Goldhammer, Director

/s/ Jerome J. Meyer                Date:  March 28, 1994
- ------------------------------     ---------------------------
Jerome J. Meyer, Director

/s/ Paul G. Schloemer              Date:  March 28, 1994
- ------------------------------     ---------------------------
Paul G. Schloemer, Director

/s/ Malcolm T. Stamper             Date:  March 28, 1994
- ------------------------------     ---------------------------
Malcolm T. Stamper, Director


                         EXHIBIT INDEX


Exhibit Number                Exhibit                    Page
- --------------                -------                    ----

     5            Opinion of Bogle & Gates                 8

    10            Amended and Restated 1987
                  Stock Option Plan                       10

    23.1          Consent of Deloitte & Touche            18

    23.2          Consent of Bogle & Gates                 8
                  (See Exhibit 5)

    24            Power of Attorney                        4
                  (See page II-3)

                             II-5